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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF NOVELLUS

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
Novellus Systems International, Inc.                       Novellus Systems Japan
Novellus Systems Export, Inc.                              KSP Bldg., R&D C-10F,
GaSonics International Corporation                         3-2-1 Sakado, Takatsu-ku, Kawasaki-shi
4000 N. First St.                                          Kanagawa-ken 213-0012, Japan
San Jose, CA  95134 USA                                    T 81.44.850.1777
T 408.943.9700                                             F 81.44.850.1778
F 408.943.3422

                                                           Novellus Systems Korea Co. Ltd.
Novellus Systems UK Ltd.                                   2F, DaeWoo Engineering Building
Unit 1EB, Bishops Weald House,                             9-3 SuNae-Dong, BunDang-Ku,
Albion Way,                                                SungNam City
Horsham, West Sussex                                       Kyungki-Do, 463-020, Korea
RH12 1AH, England                                          T 82.31.738.1114
T 44.1403.265550                                           F 82.31.714.9921
F 44.1403.266554
                                                           Novellus Systems (H.K.) Ltd., Taiwan
Novellus Systems BV                                        9F, No. 6, Lane 99
148 Dillenburgstraat 5B                                    Pu-Ting Road
5652 AM Eindhoven                                          Hsinchu City, Taiwan 300 R.O.C.
The Netherlands                                            T 886.3.5730550
T 31.40.2918010                                            F 886.3.5730553
F 31.40.2573590

                                                           Novellus Systems Semiconductor
Novellus Systems SARL                                      Equipment (Shanghai) Co. Ltd.
Parc de la Julienne, Bat. D, 1er etage,                    Unit 10 SOHO Building
91830 Le Coudray   Montceaux                               439 Chun Xiao Road, Pudong New Area,
France                                                     Shanghai 201203, P.R.China
T 33.1.64.93.7070                                          T 86.21.50802056
F 33.1.64.93.8787                                          F 86.21.50802103

Novellus Systems GmbH                                      Novellus Systems International
Moritzburger Weg 67, Entrance E 1st Floor                  Trading (Shanghai) Co. Ltd.
01109 Dresden,                                             Rm. 237, No. 2, Tai Zhong South Road,
Germany                                                    Waigaoqiao Free Trade Zone, Pudong New Area
T 49.351.8838.3200                                         Shanghai 200131, P.R. China
F 49.351.8838.3299                                         T 86.21.50802056
                                                           F 86.21.50802103
Novellus Systems Ireland Ltd.
Mill Street                                                Novellus Singapore Pte. Ltd.
Maynooth, County Kildare                                   101 Thomson Road
Ireland                                                    #24-03/05 United Square
T 353.1.629.3270                                           Singapore 307591
F 353.1.601.6584                                           T  65.6.353.9288
                                                           F  65.6.353.6833
Novellus Systems Israel Ltd.
2  Tzoran St. (LC2-3S)                                     Novellus Systems (Malaysia) Sdn. Bhd.
The New Industrial Zone                                    Suite B3-1 Ground Floor
Qiryat-Gat, 82109                                          Kulim Hi-Tech Park,
T  972.7.666.2743                                          09000 Kulim
F  972.7.666.6677                                          Kedah Darul Amam
                                                           T 604.403.3368
Novellus Systems (India) Pvt. Ltd.                         F 604.403.3378
Le Parc Richmonde, 2nd Fl.
51 Richmond Road
Bangalore, India 560025
T  91.80.2296146
F  91.80.2296145
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